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                                                                   EX-99.B(j)(A)

                          Independent Auditors' Consent

Board of Trustees of Wells Fargo Funds Trust:
Board of Trustees of Wells Fargo Core Trust:

We consent to the use of our reports for the Diversified Bond Fund, Income Fund, Income Plus Fund, Intermediate Government Income Fund, Limited Term Government Income Fund, Stable Income Fund, Tactical Maturity Bond Fund, WealthBuilder Growth Balanced Portfolio, WealthBuilder Growth and Income Portfolio, and WealthBuilder Growth Portfolio, ten funds of Wells Fargo Funds Trust, dated July 5, 2002, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.

We also consent to the use of our report for Managed Fixed Income Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio, four portfolios of Wells Fargo Core Trust, dated July 5, 2002, incorporated herein by reference.

/s/  KPMG LLP

KPMG LLP

San Francisco, California
September 30, 2002